U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARTE INVEST CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

7330

(Primary Standard Industrial Classification Code Number)

26-0148468

(I.R.S. Employer Identification Number)

c/o ALL STATE CORPORATE SERVICE CORP.

341 RAVEN CIRCLE

WYOMING, DE 19934

(302) 697-8777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BRUNO CILIO, ESQ.

CILIO & PARTNERS, P.C.

405 PARK AVENUE, SUITE 802

NEW YORK, NY 10022

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration  Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     |__|

1

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated  filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[x]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	NUMBER OF SHARES TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock	38,700	$1.00	38,700	$1.49

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

2

SUBJECT TO COMPLETION, Dated _______________________

SELLING STOCKHOLDERS PROSPECTUS

ARTE INVEST CORPORATION

38,700 SHARES

COMMON STOCK

----------------

All of the shares of the Company’s common stock being offered through this Prospectus are being offered by existing shareholders (the “Selling Shareholders”). See the section entitled "Selling Shareholders."  The shares being offered hereby (the “Shares”) were issued to the Selling Shareholders directly from the Company in a private placement and pursuant to a Stock Purchase Agreement.  The information in this Prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective.  This Prospectus is not an offer to sell these securities and it is not a solicitation to buy these securities in any state where such an offer or sale is not permitted.

Securities Being Offered	Up to 38,700 shares of common stock (the “Shares”), offered by Selling Shareholders, as listed herein (the “Offering”).
Minimum Number of Shares to be Sold in This Offering	None
Securities Issued and to be Issued	All of the Shares to be sold in this Offering are being sold by Selling Shareholders.

Our common stock is presently not quoted or traded on any market or securities exchange.  Therefore, the Selling Shareholders will sell their stock at $1.00 per Share.

The purchase of the securities offered through this Prospectus involves a high degree of risk.  See section entitled "Risk Factors" on pages 3 - 7.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

SUMMARY

3

Arte Invest Corporation

3

The Offering

3

Summary Financial Information

3

RISK FACTORS

4

Risks Related to Our Business

4

Risks Related to the Industry

6

Risks Related to this Offering

6

FORWARD-LOOKING STATEMENTS

7

USE OF PROCEEDS

8

DETERMINATION OF OFFERING PRICE

8

DILUTION

8

SELLING SHAREHOLDERS

8

PLAN OF DISTRIBUTION

12

DESCRIPTION OF SECURITIES

13

INTERESTS OF NAMED EXPERTS AND COUNSEL

14

INFORMATION WITH RESPECT TO THE REGISTRANT

15

DESCRIPTION OF BUSINESS

15

DESCRIPTION OF PROPERTY

22

LEGAL PROCEEDINGS

23

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

23

PLAN OF OPERATION

24

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

26

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

26

EXECUTIVE COMPENSATION

29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

30

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES  31

INDEX TO FINANCIAL STATEMENTS

34

SUMMARY

The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this Prospectus.  Prospective investors (“Investors”) are urged to read this Prospectus in its entirety.

Arte Invest Corporation

Arte Invest Corporation was incorporated in the state of Delaware on September 26, 2007, as a holding company whose principal activity is the ownership of its wholly-owned subsidiary, Arte Invest SPA of Italy (collectively referred to as “Arte Invest” or the “Company”).  Arte Invest SPA was incorporated on April 23, 2002, in Italy for the sole purpose of buying and selling items of antique and modern art, sculptures, tapestries, books, paintings, furniture, knick-knacks, furnishings of all types, prints, lithographs, xylographs, photographs and anything else that is generally characterized as  art or collectibles.  We are in the business of acquiring, appraising and selling art, items deemed to be art, and art collections.  Please see the Description of Business section of this Prospectus.

Our principal offices are located at c/o All State Corporate Service Corp., 341 Raven Circle, Wyoming, DE 19934.  The offices of Arte Invest SPA are located in Rome, Italy at Via Di Pietra, 70 Rome 00186

The Offering

Securities Being Offered	Up to 38,700 Shares of common stock offered by Selling Shareholders, as listed herein.
Securities Issued Before the Offering	40,042,800
Securities to be Outstanding After the Offering	40,042,800
Use of Proceeds	We will not receive any proceeds from the sale of the Shares by the Selling Shareholders. See section entitled “Use of Proceeds.”

Summary Financial Information

The following table presents a summary of historical information for the fiscal years ended December 31, 2007and 2006.  The financial information disclosed is for the period of December 31, 2007and 2006.

Summary of Statements of Operations
	Year ended Dec. 31, 2007	For the Year Ended Dec. 31, 2006
Revenue	$7,050,319	$3,727,235
Net Income (Loss)	117,227	255,265
Income per share basic and diluted	0.003	0.01

Summary of Balance Sheet
	Dec. 31, 2007	Dec. 31, 2006
Working Capital	$4,837,627	$3,358,503
Total Assets	26,474,878	22,511,793
Common Stock	4,000	0
Total Stockholders’ Equity	23,381,622	19,970,230
Total Number of Issued Shares of Common Stock	40,000,000	0
Weighted Average Shares Outstanding	0	0

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this Prospectus and any other filings we may make with the SEC in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. If our common stock becomes quoted on the Over-The-Counter Bulletin Board  or traded on any exchange, of which we cannot make any guarantee, the trading price of such common stock may decline due to any of these risks, and you may lose all or part of your investment.  Investors are advised to conduct their own due diligence with respect to the Company, our business and any investment in our common stock.

Risks Related to Our Business

While we have generated revenues over the past two years, there is no guarantee that we will continue to do so, or that we will continue to remain profitable.

The art and collectible industries are very competitive and the Company’s success will be dependent upon market acceptance of the Company’s art service offerings and the effectiveness of its marketing program to maintain and attract customers.  While the Company has earned revenues over the past two years through its subsidiary, there can be no assurance that our business plan will be successful or result in earning sufficient revenues or that we will continue to earn a profit, or that Investors will not lose some or all of their investment.

Potential for indebtedness to non-shareholders

There is no assurance that the Company will not incur debt in the future, that it will have sufficient  funds to repay any indebtedness or that the Company will not default on any debts it may incur.  The Company is consistently forwarded funds from certain shareholders to help cover cash needs.  See Note 3 to Financial Statements,  If the shareholders do not advance funds in the future, the Company would be required to borrow funds from outside sources, and the terms may not be as favourable.  The Company may have to pledge some or all of its assets for such loans, which would place those assets in jeapordy.  The failure to generate sufficient revenues from operations, or to develop other sources of revenues will likely jeopardize the Company’s business operations if it could not repay the loans.  Furthermore, the Company may not be able to borrow sufficient funds or raise sufficient additional capital in the future which may cause the Company to suspend active operations and which may result in the partial or total loss to Investors of their investments in the Company.

If current shareholders do not loan funds to us in the future, our future borrowing may involve substantial interest expense.

Currently, from time to time, the Company borrows funds from its shareholders under favourable repayment terms.  Such loans have allowed the Company to earn a profit. If the Company chooses to borrow funds from third parties, or if such third party borrowings are necessitated by our business, such borrowings may result in interest expenses that may negatively effect our ability to operate profitably and will likely increase financial risk to the Company.  Any interest payments made by the Company to service any such debt would reduce the amount of cash available to the Company for its business operations.  A lack of adequate cash flow would restrict the Company’s ability to conduct its business and to implement its business plan.

The Company is dependent on the performance of its executive officers and employees.

The immediate loss of the services of any members of our senior management team, without a reasonable period of transition, could have a material adverse affect on our business.  We do not maintain any life insurance policies on the lives of any of our senior executives.  Given the Company’s early stage of development, the Company is dependent upon its ability to retain and motivate qualified personnel.  Although the Company believes it will be able to attract, retain and motivate qualified personnel for such purposes, an inability to do so could materially adversely affect the Company’s ability to market, sell, and enhance its services.  The loss of one or more of its employees or the Company’s inability to hire and retain other qualified employees could have a material adverse affect on the Company.

Uninsured losses or potential liabilities may not be covered

There are no assurances that the Company will not incur uninsured liabilities and losses as a result of the conduct of its business.  The Company plans to maintain comprehensive liability and property insurance at customary levels.  The Company will also evaluate the availability and cost of business interruption insurance when necessary, but it does not have such insurance currently.  In addition, the Company does not have directors and officers liability insurance, so the defence of or payment on any such claims against the Company would be paid from Company assets.  Such payments may have a substantial and negative impact on the future of the Company, which could force the Company to curtail and/or suspend its active operations.  Such losses could also result in the partial or total loss of Investors’ investments in the Company.

The Company may have liabilities to affiliated or unaffiliated third parties incurred in the regular course of its business.

The Company regularly does business with third party vendors, customers, suppliers and other third parties, and incurs short term liabilities.  These liabilities would represent fixed costs which would be required to be paid regardless of the level of profitability experienced by the Company.  There is no assurance that the Company will be able to pay all of its liabilities.  Furthermore, the

Company is always subject to the risk of litigation from customers, employees, suppliers or other third parties because of the nature of its business.  Litigation could cause the Company to incur substantial expenses and, negative outcomes of any such litigation could add to the Company’s operating costs which would reduce the available cash from which the Company could fund its ongoing business operations.

Purchasers of our common stock may incur dilution if we issue additional shares of common stock.

We are currently authorized to issue up to 100,000,000 shares of our common stock, of which 40,042,800 are currently issued and outstanding as of the date of this Prospectus.  Our Board of Directors has the authority to cause our Company to issue additional shares of common stock without the consent of any of our shareholders.  Consequently, our shareholders may experience future dilution in their ownership of our Company.

Risks Related to the Industry

We face risks that affect the art and collectibles  industries in general that may have a material adverse effect on our business.

A variety of factors over which we have no control may affect the ownership and operation of our business.  These factors include adverse changes in national, regional or local economic or market conditions; increased costs for labour, fuel, utility and energy and other price increases; competitive factors; the number, density, and location of competitors; and changing demographics, traffic patterns, and spending priorities.

Risks Related to this Offering

If A Market For Our Common Stock Ever Develops Our Stock Price May Be Volatile

There is currently no public market for our common stock and we can provide no assurances to Investors that such a market will ever develop.  Before our stock can be quoted on the OTC BB, a market maker must file an application on our behalf in order to make a market for our common stock.  We do not know how long this will take as we have not yet engaged a market maker to apply for quotation on the OTC BB.  If a market does develop, however, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1)

actual or anticipated variations in our results of operations;

(2)

our ability or inability to generate new revenues;

(3)

increased competition; and

(4)

conditions and trends in the art and collectibles industry.

Further, if our common stock is quoted on the NASD OTC-BB or traded on any public exchange, our stock price may be impacted by factors that are not directly related or disproportionate to our operating performance.   These market fluctuations, as well as general

economic, political and market conditions, such as recessions, interest rates or international strife and/or currency fluctuations may adversely affect the market price of our common stock.  We can provide no assurance to Investors that our common stock will ever be quoted on the OTC-BB or traded on any public exchange.

Our common shares are considered to be “penny stock” and subject to the SEC's penny stock regulations which may adversely affect the liquidity of our common shares.

The SEC has adopted regulations that define a penny stock as any equity security that has a market price, as defined in those regulations, of less than U.S. $5.00 per share, subject to certain exceptions.  Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.  The administration requirements imposed by these rules may affect the liquidity of our common shares.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this Prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares offered through this Prospectus by the Selling Shareholders.

DETERMINATION OF OFFERING PRICE

The Company intends to apply to have the price of its common stock quoted on the OTC-BB, or listed on a public stock exchange.  Before our stock can be quoted on the OTC BB, a market maker must file an application on our behalf in order to make a market for our common stock.  We do not know how long this will take as we have not yet engaged a market maker to apply for quotation on the OTC BB.  Until such time as a listing is approved, Selling Shareholders will sell their stock at $1.00 per share (the “Offering Price”).  The Offering Price was set by the Board of Directors based on the price of the most recent private placement sales of the Company’s stock.  If quotation is obtained on the OTC-BB (or a similar exchange), the Offering Price will be determined by market factors and the independent decisions of the Selling Shareholders.

DILUTION

The Shares being offered pursuant to this Prospectus by  the Selling Shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders as a result of the sale of any of the Shares.

SELLING SHAREHOLDERS

The Selling Shareholders named in this Prospectus are offering all of the 38,700 Shares being offered pursuant to this Prospectus. The Shares include the following:

(A)

All of the 38,700 Shares offered under the Prospectus were acquired by the Selling Shareholders pursuant to a private placement of the Company’s common stock.  The Private Placement was completed on January, 2008 pursuant to Section 4(2), and Regulation S, of the Securities Act.  No commissions or fees were paid in connection with the offering.

The following table provides, as of September 30, 2008, information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders, including:

(A)

the number of shares owned by each prior to this Offering;

(B)

the total number of Shares that are to be offered for each;

(C)

the total number of Shares that will be owned by each upon completion of the Offering;

(D)

the percentage owned by each upon completion of the Offering; and

(E)

the identity of the beneficial holder of any entity that owns the Shares.

To the best of our knowledge, the named parties in this table beneficially own and have sole voting and investment power over all Shares or rights to their Shares.  Also in calculating the number of shares of common stock that will be owned upon completion of this Offering, we have assumed that all Shares offered are sold.  We have based the percentage owned by each on 40,042,800 shares of common stock outstanding on March 31, 2008.

Name and Address of Selling Stockholder	Number of Shares Owned Before the Offer	Total Number of Shares to be Offered	Total Number of Shares Owned After the Offer	Percentage Owned After Offer
AMICI Leonardo Via Giovanni Brancaleone, 54 0011 Roma (Italy)	1,100	1,100	0	0%
AVENALI Isabella Via Giovanni Brancaleone, 54 00100 Roma (Italy)	1,300	1,300	0	0%
BELLANI Mauro* Via Aldo Moro, 106 03100 Frosinone	1,200	1,200	0	0%
CAPONERA Tiziana Via Valle Fioretta, 50 03100 Frosinone (Italy)	1,100	1,100	0	0%
CECCARELLI, Moravio Via Casilina Nord, 274 Ferentino – Frosinone (Italy)	1,200	1,200	0	0
CIABOCCO Paola Piazza dei Consoli, 11 00175 Roma (Italy)	1,000	1,000	0	0%
CIOFFI Anna Paola Via Rettifilo, 79 83012 Cervinara – Avellino	1,000	1,000	0	0%
CIPOLLETTA Paola Viale Caduti per la Resistenza, 724	1,000	1,000	0	0%
CUOCO Salvatore Viale Caduti per la Resistenza 724	1,400	1,400	0	0%
DI TOSTO Peitro Via Lucrino, 41 00199 Roma (Italy)	1,000	1,000	0	0%

DROGHINI Alessandro* Via Antonio Signorini, 6 00143 Roma (Italy)	1,500	1,500	0	0%
DROGHINI Massimo Via Enrico Fermi, 79 00164 Roma (Italy)	1,200	1,200	0	0%
FAGIOLI Alessandro Via San Rocco, 3 00030 Colonna – Roma (Italy)	1,200	1,200	0	0%
FICI Donatella Maria Via Raffaele Conforti, 67 00166 Roma (Italy)	1,400	1,400	0	0%
FIORI Massimo Via Gaetano Scorza, 13 00134 Roma (Italy)	1,500	1,500	0	0%
FRANCHITTI, Andrea Via Marcantonio Boldetti, 12 00162 Roma (Italy)	1,000	1,000	0	0%
GALLO Felicina Via Circonvallazione, 3 83017 Rotondi – Avellino (Italy)	1,000	1,000	0	0%
GOVETOSA Roberta Viale Cesare pavese, 169 00144 Roma (Italy)	1,800	1,800	0	0%
GOVETOSA Fulvio Viale Cesare Pavese, 169 00144 Roma (Italy)	1,300	1,300	0	0%
IANNARILLI Stefania Via Aldo Moro, 106 03100 Frosinone (Italy)	1,200	1,200	0	0%
LUMIA Alessandro Via Alberto Einstein, 13 00146 Roma (Italy)	1,200	1,200	0	0%
PARISSE Clausio Via Pironti, 21 00165 Roma (Italy)	1,200	1,200	0	0%
PIAZZA Mario Niccolo’ Via Raffaele Conforti, 67 00166 Roma (Italy)	1,000	1,000	0	0%
POMPA Antonella Via Tuscolana, 404 00181 Roma (Italy)	1,300	1,300	0	0%

ROVACCHI Katia Via Ernosto Boezi, 74 00100 Roma (Italy)	1,500	1,500	0	0%
RUSSO Oscar Via di Vigna Stelluti 00191 Roma	1,500	1,500	0	0%
SIDOTI Giovanni* Via Canale della Lingua, 58 00128 Roma (Italy)	1,000	1,000	0	0%
SILVAN Carlo Viale Sirtori, 57 00149 Roma (Italy)	1,000	1,000	0	0%
SPIEZIA Soriana Via Gaetano Scorza, 13 00134 Roma (Italy)	1,100	1,100	0	0%
SPINELLI Sergio Calle Claudio Coello, 26 San Lorenzo Escorial 23200 Madrid (Spain)	1,000	1,000	0	0%
VILMERCATI Pierfranceso Via Ernesto Boezi, 74 00100 Roma (Italy)	1,500	1,500	0	0%
VISCIONE Paolo Via Di Pietra, 70 00186 Roma (Italy)	1,000	1,000	0	0%

*These listed Selling Shareholders acquired their Shares pursuant to private placement of stock by the Company and are selling the Shares acquired thereunder.  Please see “Certain Relationships and Related Transactions” for additional information.  To our knowledge, none of the other Selling Shareholders:

(1)

has had a material relationship with Arte Invest Corporation, other than as a shareholder as noted above, at any time within the past three years; or

(2)

has ever been an officer or director of Arte Invest Corporation, except as noted above.

The following Selling Shareholders are related to the directors or officers as follows:

1.

Moravio Ceccarlli is the brother of Maurizio Ceccarelli.

2.

Alessandro Lumia is the son of Leonardo Lumia

PLAN OF DISTRIBUTION

Unless and until the Company's common stock is quoted on the OTC-BB or via another trading venue, the Selling Shareholders will sell their stock at $1.00 per share. Selling Shareholders will be able to offer their shares of common stock or sale upon approval of this offering by the SEC.  Before our stock can be quoted on the OTC BB, a market maker must file an application on our behalf in order to make a market for our common stock.  We do not know how long this will take as we have not yet engaged a market maker to apply for quotation on the OTC BB.  Once the Company's stock is approved for quotation on the OTC-BB (or similar trading venue), the Selling Shareholders will be free to offer and sell their Shares at such times, in such manner and at such prices as they may determine.  They may sell some or all of their Shares in one or more transactions, including block transactions:

(1)

on such public markets or exchanges as the common stock may from time to time be trading;

(2)

in privately negotiated transactions;

(3)

through the writing of options on the common stock;

(4)

in short sales; or

(5)

in any combination of these methods of distribution.

The offering price to the public may be:

(1)

the market price prevailing at the time of sale;

(2)

a price related to such prevailing market price; or

(3)

such other price as the Selling Shareholders determine from time to time.

The Shares may also be sold in compliance with the SEC’s Rule 144.

The Selling shareholders may also sell their Shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the Selling Shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The Selling Shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the Selling Shareholders to sell a specified number of Shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the Selling Shareholders, to purchase, as principal, any unsold Shares at the price required to fulfill the respective broker's or dealer's commitment to the Selling Shareholders. Brokers or dealers who acquire Shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such Shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the Selling Shareholders also may have distributed, or may distribute, Shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such Shares as described above.  We can provide no assurance that all or any of the common stock offered will be sold by the Selling Shareholders.

We are bearing all costs relating to the registration of the Shares.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the Shares, however, will be borne by the Selling Shareholders or other party selling such Shares.

The Selling Shareholders must comply with the requirements of the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) in the offer and sale of their Shares. In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(1)

not engage in any stabilization activities in connection with our common stock;

(2)

furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

(3)

not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

DESCRIPTION OF SECURITIES

General

The securities being offered are shares of our common stock, par value $0.0001 per share.  Under our Articles of Incorporation, the total number of shares that we are authorized to issue is 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.0001 per share.   As of March 31, 2008, a total of 40,042,800 shares of common stock and 0 shares of preferred stock were issued and outstanding.  All issued and outstanding shares of our common stock are fully paid and non-assessable.

Common Stock

Holders of common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Holders of common stock do not have cumulative voting rights in the election of directors. Holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and a vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our Articles of Incorporation.

Holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the board of directors, from funds legally available therefore. In the event of our liquidation, dissolution or winding up, all assets and funds remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the common stock. There are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Board of Directors of the Corporation may, subject to the limitations prescribed by the General Corporation Law of Delaware and any other applicable law and the provisions of this Certificate of Incorporation, provide for the issuance of shares of preferred stock or provide for the issuance of shares of preferred stock in one or more series, establish from time to time the number of shares to be included in each such series and fix the designations, voting powers, preferences, rights and qualifications, limitations or restrictions of the shares of preferred stock of each such series.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the Shares being registered or upon other legal matters in connection with the registration or Offering of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Bruno Cilio, Esq., Cilio & Partners, P.C., is our independent counsel, and has provided an opinion on the validity of our common stock.

The financial statements included in this Prospectus and the registration statement have been audited by Child, Van Wagoner & Bradshaw, PLLC, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Arte Invest Corporation was incorporated as a holding company whose principal activity is the ownership of its wholly-owned subsidiary, Arte Invest SPA of Italy (collectively referred to as “Arte Invest” or the “Company”).  Arte Invest SPA was incorporated on April 23, 2002 in Italy for the sole purpose of buying and selling items of antique and modern art, sculptures, tapestries, books, paintings, furniture, knick-knacks, furnishings of all types, prints, lithographs, xylographs, photographs and anything else that is generally attributable to art and/or collectibles.  We are in the business of acquiring, appraising and selling art, items deemed to be art, and art collections and other collectibles.  On November 14, 2007, Arte Invest Corp. entered into a Stock Purchase Agreement with Arte Invest SPA and its shareholders.  Please “Certain Relationships and Related Transactions” for additional information on the Agreement.

As previously stated, the activities of Arte Invest are focused on the sale of Italian and international modern, contemporary and antique artworks.  The contemporary artists are mainly artists not yet well known to the general public, from whom we continue to purchase artwork as we sell it.  The price range goes from 1,500 euros to 2,500 euros.

Antique artworks are made up of artists from the 15th to the 19th century.  Some pieces are extremely rare and valuable, like our 18th and 19th  century collections of Italian artists ANTONIO BELLUCCI, PIETRO NOVELLI, FRANCESCO LONDONIO, MATTIA FRANCESCHINI. The price range for those artworks goes from 70,000 euros to 300,000 euros .

Sales are currently made through call centers. After the first initial contact whereby we select the most interested buyers, we forward those contacts to our network of agents to schedule appointments in restricted geographic areas, so that they can meet a large number of potential buyers in the same day.  Payments are made usually in one lump sum by check or wire transfers.

At this time, we plan on advertising our collections through public televisions. We have not entered into any advertising agreements yet, because we are considering several proposals from different networks in order to get the best offer. We believe that the use of TV commercials, along with the sales activities of our network of agents, will significantly increase our sales.

Arte Invest also opened a permanent exhibition to promote young artists at 290 Viale Regina Margherita in Rome.  Part of our collections and current offers can be seen on the following web sites: www.ecletticaonlus.net and www.arteinvest.net

Selection of Artists and Works

The selection and purchase of works is implemented in accordance with assessment criteria on current trends as well as on the situation of the individual artists; the latter are assessed on a case by case basis according to biographical, artistic and residual potential criteria.

The artists have a well consolidated personal history and are positioned within the medium to high segment of the market.  With specialized and continued oversight, they may be elevated to high or even very high segments.

The works are acquired with large discounts compared to current market conditions (referring to already established artists such as Fernando De Filippi, Paolo Barbatella, Fausto Minestrini, Gioppe’ Di Bella, Elio Marchigiani, Tano Festa, Franco Angeli, Vittorio D’ Augusta).  It therefore becomes imperative to accurately forecast the current and future market conditions and to correctly identify up and coming artists and the types of pieces to acquire.    This activity is therefore fully geared towards structuring a strong inventory as a current strength within the whole international market and as a means for added value returns in the future.

The young artists are identified through a process of monitoring a broad cross-section of art production in Italy through various artistic channels including established and newly formed galleries, art schools, commercial outlets, internet web sites and other established mediums through which artists produce and display their creations.

Putting very young artists – whether established or not– online allows one to work on several segments with short, medium and long-term expectations.  With the advent of the globalization of art and collectibles markets it will be important to identify artists capable of mixing the local elements of their creative styles with those of other markets and areas so as to create the broadest possible markets for the artists’ creations.  Alternatively, purely local styles will, due to globalization, be able to leverage increasing demands for unique pieces and creations which would otherwise not be exposed to larger markets.

Similarly, the Company will select individual pieces based upon a multi-faceted approach intended to take advantage of the increased markets created by the growth of the internet and globalization.  Pieces will be chosen not only based upon their marketability; but also based upon their uniqueness; the particular style or styles of artistic creation represented by the piece; regional considerations; historical significance; condition of the piece; need of restoration; and other relevant factors.

Electronic Mini-Market

In 2006, a new website of Arte Invest, SPA was created.  In addition to the graphics novelties as well as the increase in information for Company clients, the electronic mini-market will be an active part of the Company’s business activities related to the acquisition of pieces and promotion of artists.  The mini-market will be accessible to clients upon request and will allow the latter to verify the valuation of their personal portfolio of art works as well as a series of reference indices for the market itself.  This innovative tool will serve as a support for online sales activities as well as for clients; the latter may quickly and easily verify the revaluation of their collections in addition to identifying those markets and artists who may be taken into consideration for new purchases.  In addition, this will create an accurate reference market for all of those who wish to re-sell a part of their collection and for those who, on the other hand, want to increase their “portfolio”.  The “valuation” criteria for the works will be recognizable and made known to the clientele and may therefore be shared.

Exhibit Preparations

Preparation for exhibitions in their Italian locations – currently identified as Naples, Rome and Milan, where a permanent viewing of the collections and a rotation of periodical exhibitions will be implemented – is one of the permanent elements of promotional and marketing activity since it provides the Company’s clients with the certainty of a physical location where the works are exhibited in a visible manner.  An absolute virtualization would make the operation intangible.

The same concept applies to public exhibitions in Italy and abroad which are designed for advertising purposes but also serve to expand the effect of ownership since an exhibition creates a type of visibility for the works that is quite different from that of a warehouse or a preservation site.  The time of the exhibition is also a time for verifying the architectural nature of the art work – not only for those visiting the exhibition but also for those who view it virtually through magazines, video or the Internet.

European expansion of artist group

The expansion of European markets for  contemporary artists and pieces is an important segment of the Company’s business plan.  The broadening of such markets also serves to meet a market demand whose global extension is strengthened by the widespread expansion of values and subjects which are appreciated and expressed by single communities.  A range of supranational proposals which also corresponds to the vision of creating a European identity.  In addition to broadening culture and geo-political boundaries, the expansion of use of single languages across national and cultural boarders increases the opportunities for globalization and expansion of markets for once primarily regional artists and pieces.  An in important aspect in capitalizing on this increased globalization is to create, maintain and expand an wide and varied sales network that is extended across the main European countries but which focuses on the primary source of the Company’s offerings of artists and artistic creations.

Network of Experts

The network of “art experts” was created to penetrate more competent market segments that are more adept in evaluating and valuing art works.  These experts are highly qualified operators who have expanded their own professional skills with specific training on art products, thereby attaining the required  sets of skills and knowledge that are required to competently engage in business activities related to the collecting, marketing and dealing in art and collectibles.  Compiling and expanding upon a competent and talented network of “experts” is integral to the conduct of Company’s business and the continued implementation of our business plan.  The art experts are not employees of Arte Invest.  They are independent contractors, and they work with us as outside consultants by rendering expert opinions, upon our request, on a particular artist or artwork.  They receive a consultation fee for their work.  Their consulting services are also necessary in connection with the organization of exhibitions and preparation of advertising material, so that we can use their expertise in describing the artworks and their authors, in order to better promote the events and the artists.

The Company will be dependent, in part, upon such a network to identify and cultivate prospective artists and clients as well as the identification, acquisition and disposition of individual pieces or collections of art and/or collectibles.  The distribution process is supported by strong telemarketing activity that is directed towards contacting professional categories that have been “historically” directed towards creating private collections.  Telemarketing is outsourced by Art Invest SPA.

The Company’s business plan calls for the combination of telemarketing with a television advertising campaign on national networks for the purposes of further identifying art lovers who may want to establish a relationship with our Company to evaluate and optimize their own collection.  This concept was implemented in part by undertaking a detailed analysis of the communication channels preferred by Italian collectors.  The television medium appears at specific times and is the preferred medium for art lovers.  The creation of these culturally related advertisements, as well as the content and selection of topics, is entrusted to a specific committee within Art Invest SPA.  The production of programs will be managed by the Company.

The Company’s network of experts is expected to increase over the next year.  With such a wide network, and the importance placed on the network of experts, it will be important for the Company to engage in a certain level of training activities for the experts in order to inculcate the experts with the plans, culture, policies, procedures and goals of the Company. The training will be implemented in conjunction with sales management and the marketing committee for the purposes of combining strong market knowledge with effective sales strategies.

The Company also plans on gathering a highly trained group of experts for use in consulting on personalized artistic tastes.  This consulting practice will be directed toward a “higher end” of collector with specific tastes and increased amounts of disposable income.  This clientele will benefit from the Company’s services which will be geared toward personalized services aimed at the client’s individual tastes and goals with respect to acquiring, building, maintaining, expanding and/or disposing of art and/or collectibles collections.  For the Company, the personalized services will operate to expand its visibility in amongst collectors and artists as well as increasing margins based on relatively few numbers of transactions.  This growth plan is aimed towards attaining coverage of the Company’s primary geographical marketplace (Europe) in advance of implementing its full marketing and operations plans which will eventually include the opening of show rooms across a varied and diverse section of regions in Italy.. The “show rooms” will also be aimed at the “high end” of the market but will be less personalized and therefore are intended to appeal to a larger segment of the market.

The Eklectika Company

The mission of EkleKticka is the sale of artworks and the promotion of young artists.  EkleKticka is a not-for-profit corporation independent from Arte Invest.  Arte Invest supports the activities of EkleKticka, as they are similar to those of Arte Invest in terms of promotions of new generation of artists on the national and international artwork market.  We started a cooperation with EkleKticka promoting young artists to specific categories of potential buyers (attorneys, architects, accountants etc.), aiming at creating a new market for Arte Invest.  Our agreement with EkleKticka provides also for the publication of a magazine, the “EkleKticka Magazine,” paid for by Arte Invest, for the promotion and marketing of Arte Invest collections nationally and internationally.

The Eklektika Company has been staffed with ten young artists with completely different artistic tendencies and disciplines.  This diverse array of artists is intended to reflect our inclination to target a broad spectrum of the market by supplying high quality artistic creations across multiple mediums and disciplines.  Choosing a form of eclecticism which combines figurative, abstract, neo-classical and expressionist art allows a broader range of trends and tastes to be put online.  The ten identified artists are:  Guiseppe Bertolino, a geometric abstractionist, Andrea Caruso, a figurative pop artist, Nerio Casali, a figurative expressionist artist, Guido Baragli, a figurative artist leaning on classical themes, Peior Maniscalco, a pop expressionist artist, Ali Nasseredin, an abstractionist, Alfred Milot, an eclectic abstractionist, Prisco De Vivo, a cultured expressionist, Erich Turroni, multimedia, Croce Taravella, a post-modern colorist.

These artists will produce quality works of varying form which are intended to be acquired after a critical approval of the consultant who certifies the work’s consistency with the required objectives.  The activities dedicated to these artists includes a teamwork of staff under the guidance of the chairman of the Scientific and Artistic consultants Committee, Mr. Francesco Gallo, and include:

a)

Technical/scientific indexing (measurement, technique, support, year) of all acquired and catalogued works.

b)

Photographic authentication

c)

Print-out of monographic catalogues which document the activities

d)

Personal exhibits which directly present the works

e)

Promotional activities using articles and interviews on newspapers, television and specialized magazines

f)

Group exhibitions which highlight their specificity and identity, even by presenting them, in their entirety, as a thematic group within the Italian and international realms.

The specific activity directed at the artists has begun with the implementation of specific promotional activity within an Italian satellite broadcaster, Roma Uno.  Named Eklektika in Rome, it is a specific film lasting 15 minutes for each artist.  The launch of the group with a spectacular collective exhibition in the public museum of St. Petersburg, as well as a series of exhibitions in Italian and foreign cities, was undertaken in order to maintain a high level of interest on the part of the public in addition to critics, collectors and museums.  This group is in reality an anti-group par-excellence since it does not dwell on poetic theories but works from the expressive freedom of the artists.  We believe that launching a group of young artists that are linked by both critique and market potential is of double value and enhances each artist – deemed suitable within the prepositional context of a specialized company – as well as enhancing the corporate activity itself which is invested with a long-term market activity.  The Eklectika Company, in keeping with its mission, will continue to search out young artists to further broaden its scope of offerings.

Eklectika Magazine.  An art magazine designed and produced by means of a selected team of collaborators, art critics, culture experts, art historians, architects, scenographers, photographers.  Its main theme for each monthly issue is to center on one of the artists of the specific group or on other artists as well as a series of columns dealing with artistic issues.  It is designed to provide a specific target with a direct access to information, dialogue and comparison and contributes to a type of learning that is not immediately affected by market values but which is capable of creating an elevated sense of insight and orientation.  This sense is part of the market within its free dialectic value.

Collection Evaluation

The evaluation of public or private collections and their allocations within museums, combined with consulting activity based collecting, reflects a central element of the Company’s business plan.  Private bank and company collections, as well as those of individuals, are in fact increasingly aiming towards becoming “private museums” that are open to the public.  This relates to the evolution of the concept of ownership that is no longer conceived in terms of concealment but more and more as a type of prestige symbolizing corporate or personal success.  The evaluation of these collections, viewed as the first step in museum allocation consulting, includes catalogue publishing, training of personnel dedicated to reservation, protection and custody, organization of lighting and inventory.

Arte Invest purchases artworks on the basis of expert opinions rendered at the time of the purchase.  The opinions are in the form of sworn affidavits by independent art experts Giuseppe Lombardi and Mauro Bellani in accordance with applicable regulations.  This step is necessary in order to guarantee the accuracy of the evaluations and opinions rendered.  Furthermore, Arte Invest submits the evaluations for approval to its own expert committee (art professors Francesco Gallo, Toni Toniato and Giovanni Bonanno).  The purchase of any new artwork takes place only after the approval of the expert committee.

After the purchase, the artwork is inserted in our catalogue and Professor Gallo provides a certificate of authenticity.  The publication of catalogues and custody of artworks is made by qualified, trained personnel who gained their expertise through education and work experience.  Arte Invest also organizes periodic training sections for those involved with those tasks and for our network of agents. The clients receive the necessary information regarding the preservation of the artwork they purchased either from our agents or by calling our customer service.

The Sales Network

The sales network of Art Invest SPA is composed of two separate networks distinguished by their competencies and client targets.  Sales management for the network of “art experts” is entrusted to Mr. Maurizio Ceccarelli who coordinates three territorial group managers (northern, central and-southern Italy).  Sales management for “private” networks is entrusted to Mr. Alessandro Droghini who also manages three group managers with territorial competencies.  Both sales directors report directly to the sales department headed by Mr. Giovanni Sidoti.  Both networks include the use of a supervisor who is typically an expert agent who has the task of managing the entry and supervision of new agents.  The supervisors collaborate with the training facilities in the creation of targeted training modules.  Recruitment and training are centralized and report directly to the sales department.  They implement their activities for both networks.  The training manager is Mr. Leonardo Lumia.  Mr. Mauro Bellani is the recruitment manager.  Recruitment is primarily organized by means of personal contacts in the realm of commercial networks or by means of reports with references.  The latter are mostly derived from the agents and promoters. The training for the network of art experts is supported by the scientific art committee headed by Prof. Francesco Gallo.

The Distribution Network

The distribution objectives of Arte Invest SPA include the creation of a distribution network that is consistent with the product and which has multiple targets, thereby requiring different forms of sales and communication experience.  Arte Invest SPA has created two different distribution networks that report back to the same sales management department.  One exclusively composed of private bankers and another network of art experts.  The private bankers are agents from bank groups that deal with asset management.  Arte Invest SPA has recruited and selected a series of private bankers through which it proposes to allocate art works to clients by combining the pleasure of art with the financial investment inherent in holding such works.

Compliance with Government Regulation

We are subject to certain laws and regulations regarding the sale of artwork in various countries, including but not limited to import/export laws.  Management has policies and procedures in place to ensure its compliance with these laws and regulations.

Currently, there are tax laws in Italy which do not allow for the deduction of the VAT tax applicable to the sale.  Most other European countries allow for such a deduction.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 with the Securities and Exchange Commission and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company files its reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Employees

The company’s subsidiary, Arte Invest, SPA, currently has 6 full-time employees

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

Our sole subsidiary is Arte Invest, SPA of Italy, and conducts 100% of our business activities.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at c/o All State Corporate Service Corp., 341 Raven Circle Raven Circle, Wyoming, DE 19934.

The Company currently has two capital lease obligations for properties in Italy.  The first lease is being financed by the Italian leasing company Banca Agrileasing.  The underlying property, including land and a building, is located in Rome. The lease runs for a term of 144 months beginning September 1, 2005 and has a stated annual interest rate of 5.75%. The original amount of the lease and required down payment at September 1, 2005 were $1,480,920 and $444,276, respectively.  As stated in the agreement, the Company is obligated to pay monthly principal and interest payments of $7,916.

The second lease is being financed by the Italian leasing company Bancaitalease.  The underlying property, including land and a building, is located in Cerveteri. The lease runs for a term of 180 months beginning February 1, 2006 and has a stated annual interest rate of 4.99%.  The original amount of the lease and required down payment at February 1, 2006 were $1,271,760 and $381,528, respectively.  As stated in the agreement, the Company is obligated to pay monthly principal and interest payments of $7,987.

For both of the capital leased assets, the buildings are represented by 80% of the purchase price of the underlying property.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for listing of our common stock on the NASD OTC-BB upon the effectiveness of the registration statement of which this Prospectus forms a part.  However, we can provide Investors with no assurance that our shares will ever be quoted on the OTC-BB or, if quoted, that a public market will ever materialize and/or develop.  Before our stock can be quoted on the OTC BB, a market maker must file an application on our behalf in order to make a market for our common stock.  We do not know how long this will take as we have not yet engaged a market maker to apply for quotation on the OTC BB.  Futhermore, market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international strife and/or currency fluctuations may adversely affect the market price of our common stock.

Holders of Our Common Stock

As of the date of this Prospectus, we have 39 registered shareholders.

Registration Rights

We have not granted any registration rights related to any of our common stock or other securities.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.   The Delaware General Corporate Laws, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)   we would not be able to pay our debts as they become due in the usual course of business; or

(2)   our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends.  We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

A total of 40,000,000 shares of our common stock will be available for resale to the public after November 14, 2008 in accordance with the volume and trading limitations of Rule 144 of the Act.  An additional 1,000 shares will be available after January 23, 2009.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.    1% of the number of shares of the company's common stock then outstanding, which equals approximately 400,438 shares in our company as of the date of this Prospectus; or

2.    the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(b)(1), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 1 year, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, officers and directors of our company hold 40,000,000 shares that may be sold pursuant to Rule 144 after November 14, 2008, and 1,000 shares that may be sold pursuant to Rule 144 after January 23, 2009..

PLAN OF OPERATION

The following discussion and analysis provides information which we believe is relevant to an assessment and understanding of our results of operations and financial condition.  This discussion should be read in conjunction with our financial statements and the related notes hereto appearing elsewhere herein.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly described such risks and uncertainties, readers are urged to consider statements labelled with the terms “believes,” “belief,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Our financial statements are stated in U.S. dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Plan of Operations

Our company, through our wholly owned subsidiary Arte Invest SPA, primarily specializes in: the development, creation, sales, promotion and appraisal of fine art works and collections of the same as well as of collectibles; and offering art collection consulting services.  In order to succeed, we intend to assist individuals in the building, maintaining, expanding, restoring and disposition of their art collections.  We intend to hold art shows to assist young artists as they introduce their works to individual collectors.  We also intend to put our efforts in maintaining good relationships with various artists to locate their works to fit our clients’ tastes and investing interests.  Our focus in the next 12 months will be to seek necessary working capital, and to develop our marketing plan.  In order to succeed, we intend to maintain our current client base and expand to target the following primary markets:

a)

Other individuals and organizations requiring art purchases for either individual or business collections, throughout the United States.

b)

Existing art galleries or shops selling art throughout the United States.

The value of our modern and antique collections is steady and not easily effected by market conditions.  Therefore we decided not to sell any of those artworks at this time.  Furthermore, the choice of not selling those collections is also based on our business decision not to deprive our company of a solid, stable asset.  We use these collections also in connection with our exhibitions, and believe we can sell them in the future on a more profitable, specialized market.  In order to increase our sales in the long term, in addition to our network of agents, we are planning to advertize on local TV stations, and enter into agreements with luxury hotels to create sales corners.  We also expect a change of Italian tax laws that directly affects the sale of artwork.

Arte Invest does not have pending actions or potential claims at this time that would effect the company in any way.

Our goal is to create a progressive increase in value of our contemporary collections, so that the purchase of contemporary art becomes for our customers an investment over time.  As previously stated, we decided not to sell antique and modern pieces, for future sales within a more specialized and profitable market.

We do not expect, in view of our business practices as described herein, or are aware at this time of any event or uncertainty that would result in a material decrease of our liquidity.  Furthermore, we expect that opening our products to the U.S. market should increase our revenues.  To this end, we plan on opening a permanent art gallery in downtown New York City, to promote young American and Italian artists.

Results of Operations

We have begun to have revenues due to and since our acquisition of Art Invest SPA, our wholly owned subsidiary.   The increase in revenue is due to an increase in sales of contemporary artworks, as a result of our objective to promote primarily young artists.

For the year ended December 31, 2007, we recorded revenues of $7,050,319, versus revenues of $3,727,235 in the year ended 2006.  The increase in revenues in each case is attributed to the business of our wholly owned subsidiary.  Revenues increased in 2007 due to an increase in product demand and increase in prices paid for the works of art.

Gross profit, defined as revenues less cost of revenues, was $1,438,570 for the year ended December 31, 2007, compared to $1,505,584 for the year ended 2006, a decrease of $67,014.  Although revenues did increase, the Company’s profits decreased during the year relative to the year ended December 31, 2006 due to the Company not selling any historical art during 2007.  The Company’s highest profit margins are made on sales of their historical art that they hold as investments.  During the year ended December 31, 2007, the Company did not sell any of their historical art.

We incurred operating expenses totalling $1,150,643 for the year ended December 31, 2007.  Operating expenses included, but are not limited to:  Commissions of $225,105; Salary expenses of $82,099, general and administrative expenses of $196,961; and travel and entertainment expenses of $71,949.  We also incurred interest expense of $170,700.

Our net income for the years ended December 31, 2007 and 2006 was $117,227 and $255,265, respectively.

At December 31, 2007, we had current assets of $5,890,999 including cash of $513,017, inventory of $5,300,197 and prepaid expenses of $77,785.

Material Commitments

We have no material commitments as at the date of this registration statement.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the next twelve (12) months.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of March 31, 2008 are as follows:

Directors:

Name of Director

Age

-----------------------

-----

Luciano Sorice

52

Leonardo Lumia

54

Maurizio Ceccarelli

46

Executive Officers:

Name of Officer

Age

Office

---------------------

---

-------

Luciano Sorice

52

President, Secretary

Leonardo Lumia

54

Vice-President

Maurizio Ceccarelli

46

Assistant Secretary

Set forth below is a brief description of the background and business experience of our officers and directors for the past five years.

Maurizio Ceccarelli, has served as Assistant Secretary and a Director of Arte Invest since early 2005.  Mr. Ceccarelli received an Accounting Degree.  Mr. Ceccarelli has served as a Financial Advisor and Private Investment Counselor for UBI Banca – Unionedi Banche Italiene since 2003.  As District Manager for Banca Mediolanum, he served as a Financial Advisor and Private Investment Counselor from 2000 to 2003.  From 1995 to 2003, Mr. Ceccarlli was the Group Manager for Bayerische Societa’ Intermediazione Mobiliare (S.I.M.).  As a supervisor for Programma Italia, he served as a financial advisor.  From 1983 to 1988, he served as a Scenographer for Radiotelevisione Italiana.

Mr. Ceccarelli is responsible for the sales in northern Italy.  He organizes and supervises the activities of our network of agents in that area with the other sales directors (Alessandro Droghini in Sicily, Giovanni Sidoti in central Italy and Mauro Bellani in Sardinia).

Leonardo Lumia has served asVice President and a Director since early 2005.  He hasa College Geometrician Degree received in 1975.  Mr. Lumia began his career with Immobiliare Martini, where he worked from 1978 to 1986.  From 1986 to 1996 he served as a Global Advisor for Mediolanum Bank as a financial advisor.  From 1996 to 2000, he worked as the Human Resources and Recruitment Manager for Cominvest Societa’ di Intermediazione Mobiliare (S.I.M.).  Since 2000, he has worked as a financial advisor for Banaca Generali as the Group Manager & Human Resources Manager.  Mr. Lumia is responsible for the sales in southern Italy. He organizes and supervises the activities of our network of agents in that area with the other sales directors (Alessandro Droghini in Sicily, Giovanni Sodoti in central Italy and Mauro Bellani in Sardinia).

Luciano Sorice has served as President and a Director since early 2005.  He received a Laurea Degree in Economics and Business from University “Federico II,” Naples (Italy).  From 1980 to 1997, Mr. Sorice worked at the Bank of Naples.  From 1997 to 2004, he was promoted to the Branch Director and Manager.  Since then, Mr. Sorice has served on the Board of Directors of several various companies, including Immobiliare Co.Ra Srl, Astico Immobiliare Srl, Finanziaria Capitolina Srl, and IF Service Srl.  Mr. Sorice’s responsibilities include the day to day operations and administration of the Company as well as the planning of new market strategies.  Mr. Sorice is also the beneficial owner and has investment control over the shares held by CO.GE.S.FIN., Ltd., Diamond Financial Corporation Ltd., and Immobiliare Co.Ra Srl.  Mr. Sorice is now the only officer and director that devotes his full time to the affairs of the company.

Term of Office

Our directors are elected for one-year terms, to hold office until their replacements are elected and properly seated on the Board, or until removed from office in accordance with our Bylaws.  Our officers are appointed by our Board and hold office until removed by the Board.

Legal Proceedings

None of the officers, directors, control persons or promoters of the Company have been involved in any legal proceedings involving any bankruptcy, criminal proceeding, court orders barring involvement in business activities, and none of them have been found to have violated any federal or state securities or commodities law.

Significant Employees

Following is a brief description of our significant employees and their relative positions:

Prof. Francesco Gallo, Head of Scientific Art Committee, Eklectica Company.

Artists sought out by this group will produce quality works of varying form which are intended to be acquired after a critical approval of the consultant who certifies the work’s consistency with the required objectives.  The activities dedicated to these artists includes a teamwork of staff under the guidance of the chairman of the Scientific and Artistic consultants Committee, Mr. Francesco Gallo, and include:

a.

Technical/scientific indexing (measurement, technique, support, year) of all acquired and catalogued works.

b.

Photographic authentication

c.

Print-out of monographic catalogues which document the activities

d.

Personal exhibits which directly present the works

e.

Promotional activities using articles and interviews on newspapers, television and specialized magazines

f.

Group exhibitions which highlight their specificity and identity, even by presenting them, in their entirety, as a thematic group within the Italian and international realms.

The sales network of Art Invest SPA is composed of two separate networks distinguished by their competencies and client targets.  Sales management for the network of “art experts” is entrusted to Mr. Maurizio Ceccarelli who coordinates three territorial group managers (northern, central and-southern Italy).  Sales management for “private” networks is entrusted to Mr. Alessandro Droghini who also manages three group managers with territorial competencies.  Both sales directors report directly to the sales department headed by Mr. Giovanni Sidoti.  Both networks include the use of a supervisor who is typically an expert agent who has the task of managing the entry and supervision of new agents.  The supervisors collaborate with the training facilities in the creation of targeted training modules.  Recruitment and training are centralized and report directly to the sales department.  They implement their activities for both networks.  The training manager is Mr. Leonardo Lumia.  Mr. Mauro Bellani is the recruitment manager.

Recruitment is primarily organized by means of personal contacts in the realm of commercial networks or by means of reports with references.  The latter are mostly derived from the agents and promoters. The training for the network of art experts is supported by the scientific art committee headed by Prof. Francesco Gallo.

EXECUTIVE COMPENSATION

(a) The Company’s executive officers received minimal and immaterial compensation during the years ended December 31, 2007 and 2006.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.  The Company has no profit sharing, stock option or other similar programs for the benefit of the Company’s executive officers and directors.

(c) No remuneration is proposed to be paid in the future directly or indirectly by the corporation to any officer or director under any plan which presently exists. There are no plans to increase the number of employees significantly over the next twelve months.

Director Compensation

Members of the Company’s Board of Directors do not receive compensation, as such, at this time, but are paid consulting fees for specific services as incurred.  To date, no consulting fees have been paid.  They receive as fee for their activities a 5% commission on the sales generated in their respective areas, plus related expenses.  The compensations of the directors and directors of sales shall be subject to review on January 1, 2009, on the basis of the economic results obtained by the company.

Stock Option Grants

As of the date of this Prospectus the Company has not granted any stock options

Employment Agreements

We have not entered into any employment agreements at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31,2008, the beneficial ownership of our common stock by each of our officers and directors, by each person known by us to beneficially own more than 5% of our common stock and by our officers and directors as a group.  Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 40,042,800 shares of common stock issued and outstanding on September 30, 2008.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage Ownership of Common Stock
CO. GE. S. FIN, Ltd. 146 Blythe Road, London, W 14 OHD (UK)(1)	13,869,862	35%
Diamond Financial Corporation Ltd. 148 Blythe Road, London, W 14 OHD (UK) (1)	20,622,987	52%
Immobiliare Co. Ra. Srl Via Cesena 58, 000191 Roma (italy) (1)	5,439,162	14%
Sorice Luciano* President, Secretary, Director Via Fellonici, 43 82018 San Giorgio Del Sannio – Benevento (Italy)	68,989	Less than 1%
Maurizio Ceccarelli* Assistant Secretary, Director Via Valle Fioretta, 50 03100 Frosinone (Italy)	1,600	Less than 1%
Leonardo Lumia* Vice President, Director Via Ernesto Nathan, 75 00100 Roma	1,500	Less than 1%
*Officers and Directors as a Group (3)	73,089	Less than 1%

(1)

Luciano Sorice is the beneficial owner of a controlling interest in these companies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth in this section, none of the following parties has, since our date of incorporation, any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction:

*     Any of our directors or officers;

*     Any person proposed as a nominee for election as a director;

*     Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

*     Any of our promoters;

*     Any relative or spouse of any of the foregoing persons who has the same house as such person.

On November 14, 2007, Arte Invest Corporation entered into a Stock Purchase Agreement with Arte Invest SPA, acquiring all of the issued and outstanding shares of Arte Invest Corporation.

Under the terms of the Agreement, shareholders of Arte Invest SPA received shares of the Company on a pro rata basis for their shares of Arte Invest SPA.

The shareholders and management of Arte Invest SPA elected to enter into a Stock Purchase Agreement to gain access to United States and international capital markets to allow for expansion, and to provide added exposure to the Company’s business model, art works and artists.

The Company is consistently forwarded funds from certain shareholders to help cover cash needs.  The Company owed $883,132 and $442,099 at December 31, 2007 and 2006, respectively, to these shareholders.  There are no stated terms or payments for these notes.  According to APB 21 interest needs to be imputed on the note to ensure that the fair value of the note is disclosed.  Interest was imputed at the average prime rate over the year ended December 31, 2007.  Interest is expensed to paid in capital once it is recognized at the end of the year.

During 2007, one of the Company’s shareholders, Diamond Financial, contributed $816,659 to help with funding the ongoing operations of the Company.

Maurizio Ceccarelli, Alessandro Droghini, Giovanni Sidoti, Leonardo Lumia, Mauro Bellani and Francesco Gallo provide sales and marketing activities for the Company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Delaware General Corporate Laws and our Bylaws. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee*

$

1

Transfer Agent Fees

$

2,000

Accounting fees and expenses

$

60,00

Legal fees and expenses

$

35,000

-------

Total

$

47,001

=======

* All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware Statutes contain an extensive indemnification provision which requires mandatory indemnification by a corporation of any officer, director and affiliated person who was or is a party, or who is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member, director, officer, employee or agent of the corporation, or is or was servicing at the request of the corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, and against judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful.

In some instances a court must approve such indemnification and the level and process of indemnification is subject to Company bylaws.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)   such indemnification is expressly required to be made by law;

(2)   the proceeding was authorized by our Board of Directors;

(3)   such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Delaware law; or

(4)   such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We completed the issuance, on January, 2008, of 42,800 shares of our common stock pursuant to Section 4(2), and Regulation S, of the Securities Act.  We received proceeds of $42,800.  No commissions or fees were paid in connection with the offering.  The 42,800 shares of common stock are restricted shares, as defined in the Securities Act.

Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States.  Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.  All purchasers were given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling shareholders named in the prospectus which forms a part of this registration statement include all of the purchasers who purchased shares pursuant to this Regulation S offering.

INDEX TO EXHIBITS AND FINANCIAL STATEMENTS

EXHIBITS.

EXHIBIT

NUMBER

DESCRIPTION

---------

-----------

3.1

Articles of Incorporation*

3.2

By-Laws*

5.1

Opinion of Cilio & Partners, with consent to use

10.1

Stock Purchase Agreement*

23.1

Consent of Child, Van Wagoner & Bradshaw, PLLC

23.2

Consent of Art Expert

23.3

Consent of Legal Counsel (Included in Exhibit 5.1)

*Previously filed

INDEX TO FINANCIAL STATEMENTS

Financials are included immediately following the Prospectus.

Audited Financial Statements for the Years Ended December 31, 2007 and 2006

Unaudited Financial Statements for the Periods Ended June 30.

Arte Invest Corporation

Audited Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

Arte Invest Corporation

Audited Consolidated Financial Statements

INDEX

Report of Independent Registered Public Accounting Firm

1

Consolidated Financial Statements

Consolidated Balance Sheets

2-3

Consolidated Statements of Operations and Comprehensive Income

4

Consolidated Statement of Stockholders’ Equity

5

Consolidated Statements of Cash Flows

6-7

Notes to the Consolidated Financial Statements

8-15

Arte Invest Corporation

Consolidated Balance Sheets

	December 31,	December 31,
	2007	2006
ASSETS	(Restated)	(Restated)

Current Assets
Cash and cash equivalents	$ 513,017	$ 1,885,467
Accounts receivable	-	121,291
Inventory	5,300,197	1,939,960
Prepaid expenses	77,785	45,604
Total current assets	5,890,999	3,992,322

Property and equipment
Improvements and installations	694,112	595,662
Machinery and equipment	40,377	32,357
Furniture and furnishings	109,426	58,598
Buildings	2,483,809	2,375,460
Land	827,936	593,865
Less: accumulated depreciation and amortization	(396,001)	(211,815)
Property and equipment, net	3,759,659	3,444,127

Other assets
Prepaid taxes	22,626	37,359
Bonds	29,438	-
Works of art	16,772,156	15,037,985
Total other assets	16,824,220	15,075,344

TOTAL ASSETS	$ 26,474,878	$ 22,511,793

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$ 74,153	$ 110,068
Notes payable to shareholders (Note 3)	883,132	442,099
Current portion of capital lease obligations (Note 2)	96,087	81,652
Total current liabilities	1,053,372	633,819

Long-Term Liabilities
Capital lease obligations, net of current portion (Note 2)	2,039,884	1,907,744
Total long-term liabilities	2,039,884	1,907,744

TOTAL LIABILITIES	3,093,256	2,541,563

2

Arte Invest Corporation

Consolidated Balance Sheets (Continued)

	December 31,	December 31,
	2007	2006
Stockholders’ Equity
Common stock, $.0001 par value;
100,000,000 shares authorized, 40,000,000 and 0
shares issued and outstanding, at December 31, 2007 and
2006, respectively (Note 4)	4,000	-
Additional paid-in capital	19,769,240	18,956,581
Retained earnings	1,417,189	1,299,962
Foreign currency translation	2,191,193	(286,313)
Total stockholders' equity	23,381,622	19,970,230

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 26,474,878	$ 22,511,793
The accompanying notes are an integral part of these consolidated financial statements.

3

Arte Invest Corporation

Consolidated Statements of Operations and Comprehensive Income

	Year Ended	Year Ended
	December 31,	December 31,
	2007	2006
REVENUE		(Restated)

Sales, net of returns, allowances, and discounts	$ 7,050,319	$ 3,727,235

COST OF GOODS SOLD	5,611,749	2,221,651

GROSS MARGIN	1,438,570	1,505,584

GENERAL AND ADMINISTRATIVE EXPENSES	1,150,643	1,180,491

INCOME FROM OPERATIONS	287,927	325,093

OTHER INCOME (EXPENSES)

Other operating income	-	28,258
Interest expense	(170,700)	(98,086)
Total Other Income (Expenses)	(170,700)	(69,828)

INCOME BEFORE INCOME TAXES	117,227	255,265

PROVISION FOR INCOME TAX EXPENSE	-	-

NET INCOME	$ 117,227	$ 255,265

Foreign currency translation adjustment	2,477,506	1,192,304

TOTAL COMPREHENSIVE INCOME	$ 2,594,733	$ 1,447,569

BASIC AND DILUTED EARNINGS PER SHARE

Net income per common share - basic and diluted	$ 0.00	$ 0.01

Weighted average number of shares
used to determine income per share	40,000,000	40,000,000

The accompanying notes are an integral part of these consolidated financial statements

4

Arte Invest Corporation

Consolidated Statement of Stockholders’ Equity (Restated)

			Additional		Cumulative Other	Total
	Common Stock		Paid-in	Retained	Comprehensive	Stockholders'
	Shares	Amount	Capital	Earnings	Income	Equity

Balance, December 31, 2005	-	-	10,761,296	1,044,697	(1,478,617)	10,327,376

Shares issued in exchange for Arte
Invest Corporation	40,000,000	4,000	(4,000)	-	-	-
Capital contribution	-	-	8,195,285	-	-	8,195,285
Foreign currency translation	-	-	-	-	1,192,304	1,192,304
Net income	-	-	-	255,265	-	255,265

Balance, December 31, 2006	40,000,000	4,000	18,952,581	1,299,962	(286,313)	19,970,230

Capital contribution	-	-	816,659	-	-	816,659
Foreign currency translation	-	-	-	-	2,477,506	2,477,506
Net income	-	-	-	117,227	-	117,227

Balance, December 31, 2007	40,000,000	$ 4,000	$ 19,769,240	$ 1,417,189	$ 2,191,193	$ 23,381,622

The accompanying notes are an integral part of these consolidated financial statements.

5

Arte Invest Corporation

Consolidated Statements of Cash Flows

	December 31,	December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	117,227	255,265
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation and amortization	159,761	160,988
Changes in operating assets and liabilities
Decrease in receivables	87,660	8,116
Decrease (increase) in inventory	(3,136,551)	1,262,194
Increase (decrease) in tax credit	19,042	(16,968)
Decrease (increase) in prepaid expenses	(18,309)	20,336
Decrease in accounts payable	(9,603)	(41,902)

Net cash provided by (used in) operating activities	(2,780,773)	1,648,029

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets	(78,117)	(515,038)

Net cash used in investing activities	(78,117)	(515,038)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of capital lease obligations	(82,841)	(466,227)
Contributions from stockholders	982,346	-
Purchase of bonds	(29,438)	-
Proceeds from stockholders' loans	390,054	215,986

Net cash provided by (used in) financing activities	1,260,121	(250,241)

EFFECT OF FOREIGN CURRENCY TRANSLATION ADJUSTMENT	226,319	143,304

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,372,450)	1,026,054

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,885,467	859,413

CASH AND CASH EQUIVALENTS, END OF YEAR	513,017	1,885,467

6

Arte Invest Corporation

Consolidated Statements of Cash Flows (Continued)

	December 31,	December 31,
	2007	2006
SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:
Interest	79,784	100,393
Income taxes	-	-

Non-Cash Investing and Financing Activities
Fixed assets purchased on credit	-	-
Capital contribution of inventory	-	8,195,285
Equipment obtained under capital lease obligation	-	1,385,685
The accompanying notes are an integral part of these consolidated financial statements

7

Arte Invest Corporation

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

Note 1 – Summary of Significant Accounting Policies

This summary of significant accounting policies of Arte Invest Corporation (“the Company”) is presented to assist in understanding the Company’s consolidated financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America (US GAAP) and have been consistently applied in the preparation of the financial statements.  All necessary adjustments have been made to present the financial statements in accordance with US GAAP.

Organization and Line of Business

The Company was incorporated on September 26, 2007 in the state of Delaware.  The Company’s wholly owned subsidiary Arte Invest, Spa (an Italian corporation) was incorporated on April 23, 2002 in Rome, Italy.  All of the outstanding shares of Arte Invest Corporation were purchased by the shareholders of Arte Invest, Spa on November 14, 2007.  Both the parent company Arte Invest Corporation and the subsidiary Arte Invest, Spa will be referred to in the notes to the audited consolidated financial statements as the Company.

The Company was founded as an innovative and alternative financing company with strong ties to the world of art; it has a strong financial component but its core business relates to international and Italian contemporary art as it experiments with new business financing techniques for old, expensive paintings.

Effective November 13, 2007 Arte Invest, Spa merged with Arte Invest Corporation whereby Arte Invest, Spa became the wholly-owned subsidiary of the Company and the former holders of the equity in Arte Invest Spa became holders of equity in both companies.  The merger was accounted for as a reorganization of entities under common control with Arte Invest Corporation as the parent entity.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reportable amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Earnings Per Share

The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented.

8

Arte Invest Corporation

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

Note 1 – Summary of Significant Accounting Policies (Continued)

Foreign Currency and Comprehensive Income

The Company’s functional currency is the Euro (EURO). The financial statements of the Company were translated to USD using year-end exchange rates for the balance sheet, and weighted average exchange rates for the statements of operations and cash flows. Equity transactions were translated using historical rates. The year-end exchange rates of $1.4719 and $1.3197 were used to convert the Company’s December 31, 2007 and 2006 balance sheets, respectively, and the statements of operations used weighted average rates of $1.3683 and $1.2557 for the years ended December 31, 2007 and 2006, respectively. All amounts in the financial statements and footnotes are presumed to be stated in USD, unless otherwise identified. Foreign currency translation gains or losses as a result of fluctuations in the exchange rates are reflected in the Statement of Other Comprehensive Income or Loss.

Accounting Method and Fiscal Year

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a fiscal year ending on December 31.

Revenue Recognition

The Company recognizes revenue from the sale of art when the product has been shipped, reasonable evidence of an agreement to purchase the art exists between the Company and the buyer of the art, the price is fixed, and collection is reasonably assured.

Cost of Goods Sold

Cost of good sold consists of material costs, direct labor, shipping and handling fees, depreciation and manufacturing overheads, which are directly attributable to the dealing process.

Taxes

A 41% organizational tax is imposed on all companies incorporated in Italy.  The Company currently had a net tax prepayment of $22,626 and $37,359 at December 31, 2007 and 2006, respectively.  The payments are amortized to expense when realized in its respective period.  The Company was not obligated to pay taxes at the end of the year due to the current prepayment of tax.

Accounts Receivable

Receivables from the sale of art are stated at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts.  The allowance is calculated based upon the level of past due accounts and the relationship with and financial status of our customers.  The Company did not find it necessary to record an allowance for doubtful accounts for the years ended December 31, 2007 and 2006.

9

Arte Invest Corporation

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

Note 1 – Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents include cash and all debt securities with an original maturity of 90 days or less.

As of December 31, 2007 and 2006, bank balances totalled $513,017 and $1,885,467, respectively.  These deposits were covered entirely by insurance funds held by the Company’s banks.

Inventory

Inventory consists of completed artwork held for sale.  In accordance with ARB No. 43 “Inventory Pricing,” the Company’s inventory is valued at the lower of cost (the purchase price, including additional fees) or market (production costs and the realization value derived by market performance) using the specific identification method.  The Company’s inventories are valued on a consistent basis by an independent expert art estimator and any differences that would require a write down of inventory are adjusted for to ensure correct valuation of inventory.

Property and Equipment

Property and equipment is stated at cost.  Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets.  The estimated useful lives of the assets are as follows:

Assets

Estimated useful life

Improvements and installations

5 Years

Furniture and fixtures

5 Years

Machinery and equipment

5 Years

Buildings under capital lease

12-15 Years

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated undiscounted net cash flows expected to be generated by the assets.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.  There has been no impairment as of December 31, 2007 and 2006.

10

Arte Invest Corporation

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

Note 1 – Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160 Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  The statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for fiscal years beginning on or after December 15, 2008.  The statement applies prospectively as of the beginning of the fiscal year in which this is applied.

In March 2008, the FASB issued SFAS No. 161, (Disclosures about Derivative Instruments and Hedging Activities an amendment to SFAS No. 133). This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 and requires enhanced disclosures with respect to derivative and hedging activities.

In December 2007, the FASB issued SFAS No. 141(R) Business Combinations.  This statement replaces FASB Statement No. 141, Business Combinations.  This statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be indentified for each business combination.  This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement.  This Statement requires the costs incurred to effect the acquisition (acquisition-related costs) to be recognized separately from the acquisition.  Also, this statement requires the acquirer to recognize those restructuring costs separately from the business combination.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

11

Arte Invest Corporation

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

Note 1 – Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements (Continued)

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

Note 2 – Commitments and Contingencies

Capital Lease Obligations

The Company currently has two capital lease obligations for properties in Italy.  The first lease is being financed by the Italian leasing company Banca Agrileasing.  The underlying property, including land and a building, is located in Rome. The lease runs for a term of 144 months beginning September 1, 2005 and has a stated annual interest rate of 5.75%. The original amount of the lease and required down payment at September 1, 2005 were $1,480,920 and $444,276, respectively.  As stated in the agreement, the Company is obligated to pay monthly principal and interest payments of $7,916.

The second lease is being financed by the Italian leasing company Bancaitalease.  The underlying property, including land and a building, is located in Cerveteri. The lease runs for a term of 180 months beginning February 1, 2006 and has a stated annual interest rate of 4.99%.  The original amount of the lease and required down payment at February 1, 2006 were $1,271,760 and $381,528, respectively.  As stated in the agreement, the Company is obligated to pay monthly principal and interest payments of $7,987.

For both of the capital leased assets, the buildings are represented by 80% of the purchase price of the underlying property.

12

Arte Invest Corporation

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

Note 2 – Commitments and Contingencies (Continued)

Capital Lease Obligations (Continued)

The following is a schedule showing the future minimum principal lease payments as of December 31, 2007:

Year Ended
December 31,	Principal Payments
2008	$ 208,501
2009	208,501
2010	208,501
2011	208,501
2012	208,501
Thereafter	1,425,901
Total	2,468,406
Less Interest	(332,435)
Less Current Portion	(96,087)
Long-term Portion	$ 2,039,884

As of December 31, 2007 and 2006 the net book values of assets under capital lease are as follows:

	2007	2006
Buildings	$ 2,483,809	$ 2,375,460
Less: Accumulated Amortization	43,175	23,755
Net Buildings Under Capital Lease	$ 2,440,634	$ 2,351,705

Amortization expense of buildings under capital lease is included in depreciation expense.

Operating Lease Obligations

The Company is currently leasing four automobiles from two different Italian leasing Companies.  The first two leases are being leased from BancaItalease.  These leases began in 2005.  The terms of the lease run for 36 to 48 months.  Under the terms of the agreement, the Company is required to make monthly principal and interest payments on these leases in the amounts of $1,720 and $1,993.  The lease agreements have stated interest rates of 5.80% and 4.95%, respectively.  At the end of each lease the Company has the option to purchase the leased assets for the amount of $6,928 and $37,117, respectively.

13

Arte Invest Corporation

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

Note 2 – Commitments and Contingencies (Continued)

Operating Lease Obligations (Continued)

The final two automobile leases are being leased from Grafinda S.p.A. and run from 12 to 36 months.  Under the terms of the agreement, the Company is required to make monthly principal and interest payments on these leases in the amounts of $3,457 and $2,127.  The lease agreements have stated interest rates at 0% and 7.65%, respectively.

Future minimum lease payments under the noncancelable operating leases as of December 31, 2007 are as follows:

December 31,	Payments
2008	55,098
2009	26,905
Total minimum rental payments	$ 82,003

Note 3 – Related Party Transactions

In June 2006 art valued in the amount of $8,195,285 was contributed to the Company by a major stockholder.  According to APB 29 “Accounting for Nonmonetary Transactions,” the value of assets received in a nonmonetary exchange is based on the fair value of those assets.  Since the art contributed by the shareholder was appraised by an expert and is valued at market price, the value of the additional capital exchanged is determined to be the same as the value of the art.

The Company is consistently forwarded funds from certain shareholders to help cover cash needs.  The Company owed $883,132 and $442,099 at December 31, 2007 and 2006, respectively, to these shareholders.  There are no stated terms or payments for these notes.  According to APB 21 interest needs to be imputed on the note to ensure that the fair value of the note is disclosed.  Interest was imputed at the average prime rate over the year ended December 31, 2007.  Interest is expensed to paid in capital once it is recognized at the end of the year.

During the year, one of the Company’s shareholders, Diamond Financial, contributed $816,649 to help with funding the ongoing operations of the Company.

14

Arte Invest Corporation

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

Note 4 – Stockholders’ Equity

As of December 31, 2007 and 2006, respectively, the Company had 40,000,000 shares of common stock authorized, issued and outstanding.

Effective with the merger as described in note 1, the Company increased the number of shares authorized to 100,000,000 and changed the par value of the stock from $1.47 to $.0001.

During the year ended December 31, 2007 and 2006 shareholders of the contributed $816,659 and $8,195,285, respectively, to help with funding the ongoing operations.

Note 5 – Works of Art

The Company is in the business of buying and selling art.  The Company purchases certain works of art for investment and plans to hold that art for a period longer than a year so the value of the art increases.  The value of the art is believed to increase as the market value and artist’s popularity increases.  At December 31, 2007 and 2006 the Company’s investment in works of art totalled $16,772,156 and $15,037,985 and respectively.

As with inventory, the Company’s art investment is appraised on a consistent basis by an independent expert art estimator to determine if a write down in investments is necessary.  As of December 31, 2007 and 2006 no impairment loss has been recorded.

Note 6 – Subsequent Events

In January 2008 the Company entered into 35 subscription agreements.  Under these agreements the Company was to issue a total of 42,800 shares of common stock for cash.  As of December 31, 2007 neither the shares have been issued nor were the subscriptions were effective.

Note 7 – Restatement

Per the previously filed financial statements, it was noted that errors in recognition, measurement, presentation and disclosure were found in the financial statements resulting in mathematical mistakes, mistakes in the application of GAAP, and oversight or misuse of facts that existed at the time the financial statements were prepared.

15

Arte Invest Corporation

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

Note 7- Restatement (Continued)

The following are the restated Consolidated Balance Sheets as of December 31, 2007 and 2006, Consolidated Statement of Operations and Comprehensive Income for the year ended December 31, 2006, Consolidated Statements of Stockholders’ Equity, December 31, 2007 and 2006:

16

Arte Invest Corporation

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

Note 7- Restatement (Continued)

Consoldiated Balance Sheet December 31, 2006

	December 31,	December 31,
	2006	2006
ASSETS	(0riginal)	(Restated)

Current Assets
Cash and cash equivalents	$ 1,885,467	$ 1,885,467
Accounts receivable	121,291	121,291
Inventory	1,939,960	1,939,960
Prepaid expenses	45,604	45,604
Total current assets	3,992,322	3,992,322

Property and equipment
Improvements and installations	595,662	595,662
Machinery and equipment	32,357	32,357
Furniture and furnishings	58,598	58,598
Buildings	2,375,460	2,375,460
Land	593,865	593,865
Less: accumulated depreciation and amortization	(211,815)	(211,815)
Property and equipment, net	3,444,127	3,444,127

Other assets
Prepaid taxes	37,359	37,359
Bonds	-	-
Works of art	15,037,985	15,037,985
Total other assets	15,075,344	15,075,344

TOTAL ASSETS	$ 22,511,793	$ 22,511,793

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$ 110,068	$ 110,068
Notes payable to shareholders	442,099	442,099
Current portion of capital lease obligations	81,652	81,652
Total current liabilities	633,819	633,819

Long-Term Liabilities
Capital lease obligations, net of current portion	1,907,744	1,907,744
Total long-term liabilities	1,907,744	1,907,744

TOTAL LIABILITIES	2,541,563	2,541,563

17

Arte Invest Corporation

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

Note 7- Restatement (Continued)

Stockholders’ Equity
Common stock, $.0001 par value;
100,000,000 shares authorized, 40,000,000 shares issued
and outstanding	-	4,000
Additional paid-in capital	18,956,581	18,952,581
Retained earnings	1,299,962	1,299,962
Cumulative other comprehensive income	(286,313)	(286,313)
Total stockholders' equity	19,970,230	19,970,230

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 22,511,793	$ 22,511,793

18

Arte Invest Corporation

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

Note 7- Restatement (Continued)

Consoldiated Balance Sheet December 31, 2007

	December 31,	December 31,
	2007	2007
ASSETS	(0riginal)	(Restated)

Current Assets
Cash and cash equivalents	$ 513,017	$ 513,017
Accounts receivable	-	-
Inventory	5,300,197	5,300,197
Prepaid expenses	77,785	77,785
Total current assets	5,890,999	5,890,999

Property and equipment
Improvements and installations	694,112	694,112
Machinery and equipment	40,377	40,377
Furniture and furnishings	109,426	109,426
Buildings	2,483,809	2,483,809
Land	827,936	827,936
Less: accumulated depreciation and amortization	(396,001)	(396,001)
Property and equipment, net	3,759,659	3,759,659

Other assets
Prepaid taxes	22,626	22,626
Bonds	29,438	29,438
Works of art	16,772,156	16,772,156
Total other assets	16,824,220	16,824,220

TOTAL ASSETS	$ 26,474,878	$ 26,474,878

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$ 74,153	$ 74,153
Notes payable to shareholders	-	883,132
Current portion of capital lease obligations	96,087	96,087
Total current liabilities	170,240	1,053,372

Long-Term Liabilities
Notes payable to shareholders	883,132	-
Capital lease obligations, net of current portion	2,039,884	2,039,884
Total long-term liabilities	2,923,016	2,039,884

TOTAL LIABILITIES	3,093,256	3,093,256

19

Arte Invest Corporation

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

Note 7- Restatement (Continued)

Stockholders’ Equity
Common stock, $.0001 par value;
100,000,000 shares authorized, 40,000,000 shares issued
and outstanding	4,000	4,000
Additional paid-in capital	19,934,927	19,769,240
Retained earnings	1,417,189	1,417,189
Cumulative other comprehensive income	2,025,506	2,191,193
Total stockholders' equity	23,381,622	23,381,622

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 26,474,878	$ 26,474,878

20

Arte Invest Corporation

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2007 and 2006

Note 7- Restatement (Continued)

Consolidated Statement of Operations and Comprehensive Income
year ended December 31, 2006
	Year Ended	Year Ended
	December 31,	December 31,
	2006	2006
REVENUE	(Original)	(Restated)

Sales, net of returns, allowances, and discounts	$ 3,727,235	$ 3,727,235

COST OF GOODS SOLD	2,221,651	2,221,651

GROSS MARGIN	1,505,584	1,505,584

GENERAL AND ADMINISTRATIVE EXPENSES	1,180,491	1,180,491

INCOME FROM OPERATIONS	325,093	325,093

OTHER INCOME (EXPENSES)

Other operating income	28,258	28,258
Interest expense	(98,086)	(98,086)
Total Other Income (Expenses)	(69,828)	(69,828)

INCOME BEFORE INCOME TAXES	255,265	255,265

PROVISION FOR INCOME TAX EXPENSE	-	-

NET INCOME	$ 255,265	$ 255,265

Foreign currency translation adjustment	1,192,304	1,192,304

TOTAL COMPREHENSIVE INCOME	$ 1,447,569	$ 1,447,569

BASIC AND DILUTED EARNINGS PER SHARE

Net income per common share - basic and diluted	$ -	$ 0.01

Weighted average number of shares
used to determine income per share	-	40,000,000

21

Note 7- Restatement (Continued)

Consoldiated Statement of Stockholders' Equity
December 31, 2007 and 2006
					Additional	Additional			Cumulative Other	Cumulative Other	Total	Total
	Common Stock				Paid-in	Paid-in	Retained	Retained	Comprehensive	Comprehensive	Stockholders'	Stockholders'
	Shares	Shares	Amount	Amount	Capital	Capital	Earnings	Earnings	Income	Income	Equity	Equity
	(Original)	(Restated)	(Original)	(Restated)	(Original)	(Restated)	(Original)	(Restated)	(Original)	(Restated)	(Original)	(Restated)
Balance, December 31, 2005	-	-		-	10,761,296	10,761,296	1,044,697	1,044,697	(1,478,617)	(1,478,617)	10,327,376	10,327,376

Shares issued in exchange for Arte
Invest Corporation	-	40,000,000	-	4,000	-	(4,000)	-	-	-	-	-	-
Capital contribution	-	-	-	-	8,195,285	8,195,285	-	-	-	-	8,195,285	8,195,285
Foreign currency translation	-	-	-	-	-	-	-	-	1,192,304	1,192,304	1,192,304	1,192,304
Net income	-	-	-	-	-	-	255,265	255,265	-	-	255,265	255,265

Balance, December 31, 2006	-	40,000,000	-	4,000	18,956,581	18,952,581	1,299,962	1,299,962	(286,313)	(286,313)	19,970,230	19,970,230

Shares issued in exchange for Arte
Invest Corporation	40,000,000	-	4,000	-	(4,000)	-	-	-	-	-	-	-
Capital contribution	-	-	-	-	816,659	816,659	-	-	-	-	816,659	816,659
Foreign currency translation	-	-	-	-	-	-	-	-	2,477,506	2,477,506	2,477,506	2,477,506
Net income	-	-	-	-	-	-	117,227	117,227	-	-	117,227	117,227

Balance, December 31, 2007	40,000,000	40,000,000	4,000	4,000	19,769,240	19,769,240	1,417,189	1,417,189	2,191,193	2,191,193	23,381,622	23,381,622

1

Arte Invest Corporation

Unaudited Consolidated Financial Statements

For the Six Months Ended June 30, 2008 and 2007

1

Arte Invest Corporation

Unaudited Consolidated Financial Statements

INDEX

Consolidated Financial Statements

Consolidated Balance Sheets

2-3

Consolidated Statements of Operations

and Comprehensive Income

 4

Consolidated Statements of Cash Flows

 5

Notes to the Consolidated Financial Statements

 6-17

2

Arte Invest Corporation
Consolidated Balance Sheets
As of June 30, 2008 and December 31, 2007

Assets	2008	31-Dec-07
	(Unaudited)
Current Assets:
Cash and cash equivalent	$ 355,912	$ 513,017
Account receivables	74,115	-
Inventory	5,994,276	5,300,197
Prepaid expenses	104,938	77,785

Total Current Assets	6,529,241	5,890,999

Property and Equipment (Note 3)
Improvements and installations	745,038	694,112
Machinery & equipment	43,339	40,377
Furniture & fixtures	117,455	109,426
Building	2,666,048	2,483,809
Land	888,683	827,936
	-
	-
	-
	4,460,563	4,155,660

Less: Accumulated Depreciation	(454,484)	(396,001)

Net Property and Equipment	4,006,079	3,759,659

Other Assets:
Prepaid taxes	48,329	22,626
Bonds	31,598	29,438
Work on art	18,002,736	16,772,156
Total Other Assets	18,082,663	16,824,220

Total Assets	$ 28,617,983	$ 26,474,878

3

Arte Invest Corporation
Consolidated Balance Sheets
As of June 30, 2008 and December 31, 2007

Liabilities and Stockholders' Equity	2008	31-Dec-07
	(Unaudited)
Current Liabilities:
Accounts payable - and accrued liabilities	$ 127,860	$ 74,153
Notes payable to shareholders	236,982	883,132
Current portion of capital lease obligations	51,567	96,087

Total Current Liabilities	416,409	1,053,372

Long-Term Liabilities:
Capital lease obligations, net of current portions	3,503,161	2,039,884
Total Long-Term Liabilities	3,503,161	2,039,884

Total Liabilities	3,919,570	3,093,256

Stockholders' Equity
Common stock, $ .0001 par value;
100,000,000 shares authorized 40,000,000 and 40,000,000
shares issued and outstanding, at June 30, 2008 and
December 31, 2007, respectively.	4,000	4,000
Additional paid in capital	19,769,240	19,769,240
Retained earnings	1,030,720	1,417,189
Cumulative other comprehensive income	3,894,453	2,191,193
Total Stockholders' Equity	24,698,413	23,381,622

Total Liabilities and Stockholders' Equity	$ 28,617,983	$ 26,474,878

4

Arte Invest Corporation
Consolidated Statements of Operations and Comprehensive Income
For the six months ended June 30, 2008 and 2007
(Unaudited)

	2008	2007
Revenue
Sales, net of returns, allowances, and discounts	$ 2,092,102	$ 2,156,241

Total Revenue	2,092,102	2,156,241

Cost of Good Sold	1,378,640	692,855

Gross Profits	713,462	1,463,386

Operating expenses	1,083,306	1,338,820

Net Income (Loss) From Operations	(369,844)	124,566

Other Income (Expenses)
Interest expenses	(18,037)	(16,442)
Other income	1,412	363,853
Total other income (expenses)	(16,625)	347,411

Provision for income tax expense	–	–

Net Income	(386,469)	471,977

Foreign currency translation adjustment	1,703,260	2,477,506

Total Comprehensive Income	$ 1,316,791	$ 2,949,483

Basic and diluted earnings per Share

Net Income per common share - basic and diluted	$ (0.01)	$ 0.01

Weighted average number of shares used to determine income per share	40,000,000	40,000,000

5

Arte Invest Corporation
Consolidated Statements of Cash Flows
For the six months ended June 30, 2008 and 2007
(Unaudited)

	2008	2007

Cash Flow from Operating Activities:
Net Income ( Loss )	$ (386,469)	$ 471,977

Adjustments to reconcile Net Income ( Loss ) to Net Cash Provided by (Used in) Operating Activities:
Depreciation	28,524	72,346
Decrease (Increase) in:
Prepaid expenses	(21,445)	72,313
Prepaid taxes	(24,043)	37,635
Inventory	(305,201)	(2,052,314)
Account receivables	(74,115)	5,110

Increase (decrease) in:
Accounts payable	48,266	1,514,132

Net Cash Used in Operating Activities:	(734,483)	121,199

Cash Flow from Investing Activities:

Purchases of fixed Assets	-	(71,508)

Net Cash Used in Investing Activities:	-	(71,508)

Cash Flow from Financial Activities:
Repayment of capital lease obligations	(51,570)	(43,393)
Purchases of bonds	-	(26,948)
Financing of capital lease obligations	1,313,610	43,979
Payment of from stockholders' loans	(710,946)	-
Proceeds from loan from shareholders	-	223,283

Net Cash Provided by Financial Activities:	551,094	196,922

Effect of foreign currency translation adjustment	26,285	40,643

Net Increase (decrease) in Cash and Cash Equivalents for the period:	(157,105)	287,255
Cash and Cash Equivalents, beginning of the period	513,017	1,885,467

Cash and Cash Equivalents, end of the period	$ 355,912	$ 2,172,722

Additional Information:
Taxes Paid	$ 7,066	$ 6,802
Interest Paid	$ 17,039	$ 16,438

6

Summary of Accounting Policies

Financial Statements Presentation:

The Company was incorporated on September 26, 2007 in the state of Delaware.  The Company’s wholly owned subsidiary Arte Invest, Spa (an Italian corporation) was incorporated on April 23, 2002 in Rome, Italy.  All of the outstanding shares of Arte Invest Corporation were purchased by the shareholders of Arte Invest, Spa on November 14, 2007.  Both the parent company Arte Invest Corporation and the subsidiary Arte Invest, Spa will be referred to in the notes to the consolidated financial statements as the Company.

The Company was founded, as an innovative and alternative financing company, with strong ties to the world of art. It has a strong financial component; but its core business relates to the fascinating world of international and Italian contemporary art, as it experiments with new business financing techniques for old, expensive painting.

Effective November 13, 2007 Arte Invest, Spa merged with Arte Invest Corporation whereby Arte Invest, Spa became the wholly-owned subsidiary of the Company and the former holders of the equity in Arte Invest Spa became holders of equity in both companies.  The merger was accounted for as a reorganization of entities under common control with Arte Invest Corporation as the parent entity.

Pervasiveness of Estimates:

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

1

Net Earnings per Share:

The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods presented.

Foreign Currency and Comprehensive Income:

The Company’s functional currency is the Euro (EURO). The financial statements were translated to USD; using month-end exchange rates (1.5798 USD=1EURO) (1.4719 USD=1EURO) respectively for the balance sheet ended June 2008 and December 31, 2007, and weighted average exchange rate (1.5313 USD=1EURO) (1.3294 USD=1EURO) for the statement of operations ended June 2008 and June 2007 respectively. Equity transactions were translated using the historical rates. All amounts in the financial statements and footnotes are stated in USD, unless otherwise identified. Foreign currency translation gain or losses as a result of fluctuations in the exchange rates are reflected in the Statement of Operations and Comprehensive Income.

Accounting Method and Fiscal Year:

The company’s financial statements are prepared using the accrual method of accounting, whereby income is recorded when earned and expenses recorded when incurred. The Company has elected a calendar year ending December 31.

Revenue Recognition:

The Company recognizes revenue from the sale of art when the product has been shipped, reasonable evidence of an agreement to purchase the art exists between the Company and the buyer of the art, the price is fixed, and collection is reasonably assured.

Cost of Goods Sold:

Cost of goods sold consists of material costs, direct labor, shipping and handling fees, depreciation and manufacturing overheads, which are directly attributable to the dealing process.

2

Income Taxes:

A 41% organizational tax is imposed on all companies incorporated in Italy.  The Company currently had a net tax prepayment of $48,329 and $ 22,626 at June 30, 2008 and December 31, 2007 respectively.  The payments are amortized to expense when realized in its respective period.  The Company was not obligated to pay taxes at the end of the year due to the current prepayment of tax.

Accounts Receivable:

Receivables from the sale of art are stated at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts.  The allowance is calculated based upon the level of past due accounts and the relationship with and financial status of our customers.  The Company did not find it necessary to record an allowance for doubtful accounts for the six months ended June 30, 2008 and December 31, 2007.

Cash and Cash Equivalents:

All highly liquid debt instruments purchased with maturity of three months or less are considered to be cash equivalents for purposes of the statements of cash flows.

As of June 30, 2008 and December 31, 2007, bank balances totaled $355,912 and $513,017 respectively.

Inventory:

Inventory consists of completed artwork held for sale. The Company’s inventory is valued at the lower of cost (the purchase price, including additional fees) or market (production costs and the realization value derived by market performance) using the specific identification method.  The Company’s inventories are valued on a consistent basis by an independent expert art estimator and any differences that would require a write down of inventory are adjusted for to ensure correct valuation of inventory.

3

Property and Equipment:

Property and equipment is stated at cost.  Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets.  The estimated useful lives of the assets are as follows:

Assets

Estimated useful life

Improvements and installations

5 Years

Furniture and fixtures

5 Years

Machinery and equipment

5 Years

Buildings under capital lease

12-15 Years

Impairment of long-lived assets:

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated undiscounted net cash flows expected to be generated by the assets.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.  There has been no impairment as of June 30, 2008 and December 31, 2007.

Recently Issued Accounting Pronouncements:

In December 2007, the FASB issued SFAS No. 160 Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  The statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for fiscal years beginning on or after December 15, 2008.  The statement applies prospectively as of the beginning of the fiscal year in which this is applied.

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Recently Issued Accounting Pronouncements (continued)

In March 2008, the FASB issued SFAS No. 161, (Disclosures about Derivative Instruments and Hedging Activities an amendment to SFAS No. 133). This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 and requires enhanced disclosures with respect to derivative and hedging activities.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of General Accepted Accounting Principle. The statement is intended to improve financial reporting by identifying a consistent hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with the General Accepted Accounting Principles for nongovernmental entities. The statement establishes that the General Accepted Accounting Principles hierarchy should be directed to entities because it is the entity, and not its auditor, that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. This statement is effective sixty days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With General Accepted Accounting Principles.

In May 2008, the FASB issued SFAS No. 163, Accounting for Financial Guarantee Insurance Contracts. The statement clarifies how FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises, applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts. The statement is effective for financial statements issued for fiscal years beginning after Dec. 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities. Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of the statement. The accounting and disclosure requirements of Statement 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency, for example, in the measurement and recognition of claim liabilities. Statement 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

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Recently Issued Accounting Pronouncements (continued)

In December 2007, the FASB issued SFAS No. 141(R) Business Combinations.  This statement replaces FASB Statement No. 141, Business Combinations.  This statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be indentified for each business combination.  This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement.  This Statement requires the costs incurred to effect the acquisition (acquisition-related costs) to be recognized separately from the acquisition.  Also, this statement requires the acquirer to recognize those restructuring costs separately from the business combination.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company's future financial reporting.

2. Commitments and Contingencies

Capital Lease Obligations:

The Company currently has two capital lease obligations for properties in Italy.  The first lease is being financed by the Italian leasing company Banca Agrileasing.  The underlying property, including land and a building, is located in Rome. The lease runs for a term of 144 months beginning September 1, 2005 and has a stated annual interest rate of 5.75%. The original amount of the lease and required down payment at September 1, 2005 were $1,480,920 and $444,276, respectively.  As stated in the agreement, the Company is obligated to pay monthly principal and interest payments of $7,916.

The second lease is being financed by the Italian leasing company Bancaitalease.  The underlying property, including land and a building, is located in Cerveteri. The lease runs for a term of 180 months beginning February 1, 2006 and has a stated annual interest rate of 4.99%.  The original amount of the lease and required down payment at February 1, 2006 were $1,271,760 and $381,528, respectively.  As stated in the agreement, the Company is obligated to pay monthly principal and interest payments of $7,987.

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 2.  Commitments and Contingencies (Continued)

Capital Lease Obligations (Continued)

For both of the capital leased assets, the buildings are represented by 80% of the purchase price of the underlying property.

The following is a schedule showing the future minimum principal lease payments as of December 31, 2007:

As of June 30, 2008 and December 31, 2007 the net book values of assets under capital lease are as follows:

		2008	2007
Buildings		$ 2,666,048	$ 2,483,809
Less: Accumulated Amortization		21,588	43,175
	Net Buildings Under Capital Lease	$ 2,644,461	$ 2,440,634

Amortization expense of buildings under capital lease is included in depreciation expense.

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Operating Lease Obligations:

The Company is currently leasing four automobiles from two different Italian leasing Companies.  The first two leases are being leased from BancaItalease.  These leases began in 2005.  The terms of the lease run for 36 to 48 months.  Under the terms of the agreement, the Company is required to make monthly principal and interest payments on these leases in the amounts of $1,720 and $1,993.  The lease agreements have stated interest rates of 5.80% and 4.95%, respectively.  At the end of each lease the Company has the option to purchase the leased assets for the amount of $6,928 and $37,117, respectively.

The final two automobile leases are being leased from Grafinda S.p.A. and run from 12 to 36 months.  Under the terms of the agreement, the Company is required to make monthly principal and interest payments on these leases in the amounts of $3,457 and $2,127.  The lease agreements have stated interest rates at 0% and 7.65%, respectively.

Future minimum lease payments under the noncancelable operating leases as of June 30, 2008 and December 31, 2007 are as follows:

December 31,	Payments
2008	61,662
2009	30,110
Total minimum rental payments	$ 91,772

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3.  Related Party Transactions

In June 2006 art valued in the amount of $8,195,285 was contributed to the Company by a major stockholder.  According to APB 29 “Accounting for Nonmonetary Transactions,” the value of assets received in a nonmonetary exchange is based on the fair value of those assets.  Since the art contributed by the shareholder was appraised by an expert and is valued at market price, the value of the additional capital exchanged is determined to be the same as the value of the art.

The Company is consistently forwarded funds from certain shareholders to help cover cash needs. The Company owed $ 236,982 and $ 883,132 at June 30, 2008 and  December 31, 2007, respectively, to these shareholders.  There are no stated terms or payments for these notes.  According to APB 21 interest needs to be imputed on the note to ensure that the fair value of the note is disclosed.  Interest was imputed at the average prime rate over the year ended December 31, 2007.  Interest is expensed to paid in capital once it is recognized at the end of the year.

4. Stockholders’ Equity

As of June 30, 2008 and 2007, respectively, the Company had 40,000,000 shares of common stock authorized, issued and outstanding.

Effective with the merger, the Company increased the number of shares authorized to 100,000,000 and changed the par value of the stock from $1.47 to $.0001.

5. Work of Art

The Company is in the business of buying and selling art.  The Company purchases certain works of art for investment and plans to hold that art for a period longer than a year so the value of the art increases.  The value of the art is believed to increase as the market value and artist’s popularity increases.  At June 30, 2008 and December 31, 2007 the Company’s investment in works of art totalled $18,002,736  and $16,772,156 and respectively.

Work of art are sometimes purchased and sometimes received as contributions. When purchased, they are recorded at cost. When contributed by an unrelated entity, they are recorded at the market value of the art at the date of contribution. When that contribution is made by person or organization with a controlling interest in the Company, it is treated

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5. Work of Art (continued)

as a transfer of asset between entities under common control and recorded at the contributor’s original cost. Modern art is held with the intent of a more immediate sale, and therefore classified as inventory. Historical art, however, is held as a long- term investment. At such time as the Company decides to sell any of the works of art held as investment, they will be reclassified to inventory and recognized in sales and cost of sales. Such a transfer will be included in the statement of cash flows as a non-cash financing and investing activity.

As with inventory, the Company’s art investment is appraised on a consistent basis by an independent expert art estimator to determine if a write down in investments is necessary.  As of June 30, 2008 and December 31, 2007 no impairment loss has been recorded.

 6. Subsequent Events

In January 2008 the Company entered into 35 subscription agreements.  Under these agreements the Company was to issue a total of 42,800 shares of common stock for cash.  As of June 30, 2008 and December 31, 2007 neither the shares have been issued nor were the subscriptions were effective.

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.

Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

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iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.

This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Giorgio Del Sannio, Province of Benevento, Italy on October 16, 2008.

ARTE INVEST CORPORATION

Luciano Sorice

Luciano Sorice, President,

Principal Financial Officer,

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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/s/ Luciano Sorice

/s/ Leonardo Lumia

 (Signature)

(Signature)

By: Luciano Sorice

By:  Leonardo Lumia

Its:  President, Director

Its:  Vice President, Director

/s/ Maurizio Ceccarelli

 (Signature)

By: Maurizio Ceccarelli

Its:  Assistant Secretary, Director

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